Exhibit 10.6

[Director Form]

CELL THERAPEUTICS, INC.

2007 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is dated as of July 12, 2010 (the “Award Date”) by and between Cell Therapeutics, Inc., a Washington corporation (the “Company”), and [                    ] (the “Director”).

W I T N E S S E T H

WHEREAS, the Company has previously granted to the Director a stock bonus opportunity (the “Bonus Opportunity”) under the Cell Therapeutics, Inc. 2007 Equity Incentive Plan (the “Plan”), such grant evidenced by an award agreement between the Company and the Director dated December 15, 2009 (the “Bonus Opportunity Award Agreement”);

WHEREAS, the Company and the Director desire to modify the terms of the Bonus Opportunity Award Agreement as set forth below and enter into a new agreement to evidence the grant by the Company to the Director of a restricted stock award (the “Award”) upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Director, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Award Agreement, the Company hereby grants to the Director an Award with respect to an aggregate of [    ] restricted shares of common stock of the Company (the “Restricted Shares”).

3. Vesting; Change in Control; Forfeiture.

(a) Performance-Based Vesting of Award. Upon the occurrence of a Performance Vesting Date with respect to a Performance Goal identified in the table below, the Award shall vest with respect to the corresponding number of Shares set forth in the table below. (For purposes of this Award Agreement, the terms “Performance Vesting Date” and “Performance Goal,” as well as each of the individual Performance Goals identified in the column headings of the table below, shall have the meanings ascribed to such terms in the Bonus Opportunity Award Agreement as modified, in the case of the “4th Quarter Break Even” goal, by the Company in June 2010.)

Performance Goal:	Opaxio MAA Approval	Opaxio NDA Approval	$50M Sales Goal	$100M Sales Goal	Pix NDA Approval	4th Quarter Break Even	EPS Goal	Share Appreciation Goal
Number of Shares:	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	N/A

(b) Reduction in Vested Shares Under Bonus Opportunity; Possible Forfeiture of Shares. Notwithstanding any other provision herein or in the Bonus Opportunity Award Agreement, the Director hereby acknowledges and agrees that upon the achievement of any particular Performance Goal, the number of Shares otherwise deliverable to the Director under the terms of the Bonus Opportunity Award Agreement (subject to the terms and conditions thereof) will equal (i) the number of Shares determined by multiplying the Award Percentage for that Performance Goal under the Bonus Opportunity Award Agreement by the total number of the Company’s outstanding Shares, determined on a non-fully diluted basis, as of the applicable Performance Vesting Date, less (ii) the number of any Shares that vest under the Award pursuant to Section 3(a) in connection with the achievement of that particular Performance Goal. In the event that the number of Shares determined under the preceding clause (i) is less than the number of Shares determined under the preceding clause (ii), a number of Restricted Shares hereunder equal to such difference (and any related Restricted Property as defined in Section 9 hereof) shall be forfeited to the Company as provided in Section 3(e) upon the applicable Performance Vesting Date.

(c) Change in Control. Notwithstanding Section 3(a), in the event a Change in Control (as defined in the Bonus Opportunity Award Agreement) occurs, and if the Director is still providing services to the Company or one of its Subsidiaries on the Change in Control date, the Award will vest on that date with respect to any Performance Goal as to which the related Performance Vesting Date did not occur prior to the date of the Change in Control (and such Performance Vesting Date shall be deemed to be the date of the Change in Control). The Director acknowledges and agrees that in such event, the number of Shares deliverable under the Bonus Opportunity Award Agreement as to each such Performance Goal shall be subject to reduction as provided in Section 3(b), and that any Restricted Shares that vest hereunder as to each such Performance Goal shall be subject to forfeiture as provided in Section 3(b), with respect to the Performance Vesting Dates that are so deemed to occur on the date of the Change in Control.

(d) Termination Date. Notwithstanding any other provision herein, upon the first to occur of (i) the date on which the Director ceases to provide services to the Company or a Subsidiary (regardless of the reason for such termination of service, whether with or without cause, voluntarily or involuntarily, or due to death or disability) or (ii) December 31, 2011 (the first to occur of such dates, the “Termination Date”), the Director’s Restricted Shares (and related Restricted Property as defined in Section 9 hereof), to the extent such shares have not become vested pursuant to Section 3(a) or 3(c) hereof as of the Termination Date, shall be forfeited to the Company as provided in Section 3(e) upon the Termination Date.

(e) Forfeiture Procedures. Upon the occurrence of any forfeiture of Restricted Shares pursuant to any provision of this Section 3, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Company as of the applicable forfeiture date without any other action by the Director (or the Director’s beneficiary or personal representative in the event of the Director’s death or disability, as applicable). No consideration shall be paid by the Company with respect to such transfer. The Company may exercise its powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer. The Director (or the Director’s beneficiary or personal representative in the event of the Director’s death or disability, as applicable) shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Company.

4. Continuance of Service. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 3 above. Nothing contained in this Award Agreement or the Plan constitutes a continued service commitment by the Company or interferes with the right of the Company or any Subsidiary to increase or decrease the compensation of the Director from the rate in existence at any time.

5. Dividend and Voting Rights. After the Award Date, the Director shall be entitled to cash dividends and voting rights with respect to the Restricted Shares subject to the Award even though such shares are not vested; provided, however, that such rights shall terminate immediately as to any Restricted Shares that are forfeited pursuant to Section 3 above; and provided, further, that the Director agrees that promptly following any such forfeiture of Restricted Shares, the Director will make a cash payment to the Company equal to the amount of any cash dividends received by the Director in respect of any such unvested, forfeited shares. To the extent the shares are forfeited after the record date and before the payment date for a particular dividend, the Director shall, promptly after the dividend is paid, make a cash payment to the Company equal to the amount of any such cash dividend received by the Director in respect of such forfeited shares.

6. Restrictions on Transfer. Prior to the time that they have become vested pursuant to Section 3 hereof, neither the Restricted Shares, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 9 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

7. Stock Certificates.

(a) Book Entry Form. The Company shall issue the Restricted Shares subject to the Award either: (a) in certificate form as provided in Section 7(b) below; or (b) in book entry form, registered in the name of the Director with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.

(b) Certificates to be Held by Company; Legend. Any certificates representing the Restricted Shares that may be delivered to the Director by the Company prior to vesting shall be redelivered to the Company to be held by the Company until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Company may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Cell Therapeutics, Inc.. A copy of such Agreement is on file in the office of the Secretary of Cell Therapeutics, Inc.”

(c) Delivery of Certificates Upon Vesting. Promptly after the vesting of any shares of Restricted Stock pursuant to Section 3 hereof and the satisfaction of any and all related tax withholding obligations pursuant to Section 10, the Company shall, as applicable, either remove the notations on any Restricted Shares issued in book entry form which have vested or deliver to the Director a certificate or certificates evidencing the number of Restricted Shares which have vested (or, in either case, such lesser number of shares as may result after giving effect to Section 10). The Director (or the beneficiary or personal representative of the Director in the event of the Director’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its counsel may determine to be necessary or advisable in order to ensure compliance with all applicable laws, rules, and regulations with respect to the grant of the Award and the delivery of Shares in respect thereof. The Shares so delivered shall no longer be Restricted Shares hereunder.

(d) Stock Power; Power of Attorney. Concurrently with the execution and delivery of this Award Agreement, the Director shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Shares. The Company shall not deliver any share certificates in accordance with this Award Agreement unless and until the Company shall have received such stock power executed by the Director. The Director, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Company and each of its authorized representatives as the Director’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

8. Section 280G. In the event that any compensation and other benefits provided for in this Award Agreement or amounts otherwise payable to the Director by the Company constitute “parachute payments” within the meaning of Section 280G of the Code and will be subject to the excise tax imposed by Section 4999 of the Code, the provisions of the paragraph titled “Gross-Up Payment” under the Bonus Opportunity Award Agreement shall apply, and the Director shall be entitled to the payments by the Company provided under such paragraph in respect of such parachute payments.

9. Adjustments upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 4.3 of the Plan, the Committee shall make adjustments in accordance with such section in the number and kind of securities that may become vested under the Award. If any adjustment is made under Section 4.3 of the Plan and the Restricted Shares are not fully vested upon such event or prior thereto, the restrictions applicable to such Restricted Shares shall continue in effect with respect to any consideration, property or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Shares” shall include “Restricted Property”, unless the context otherwise requires)

received in respect of such Restricted Shares. Such Restricted Property shall vest at such times and in such proportion as the Restricted Shares to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such Restricted Shares had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends), such cash shall be invested, pursuant to policies established by the Committee, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee, the earnings on which shall be added to and become a part of the Restricted Property.

10. Tax Withholding. Upon any vesting of the Restricted Shares, the Company shall automatically withhold and reacquire the appropriate number of whole Restricted Shares, valued at their then Fair Market Value (as such term is defined in the Plan), to satisfy any withholding obligations of the Company or its Subsidiaries with respect to such vesting at the minimum applicable withholding rates. In the event that the Company cannot legally satisfy such withholding obligations by withholding and reacquiring Restricted Shares, or in the event that the Director makes or has made an election pursuant to Section 83(b) of the Code or the occurrence of any other withholding event with respect to the Award, the Company (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Director and/or to deduct from other compensation payable to the Director any sums required by federal, state or local tax law to be withheld with respect to such vesting of any Restricted Shares or such Section 83(b) election.

11. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Director at the Director’s last address reflected on the Company’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Director is no longer providing services to the Company or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.

12. Plan. The Award and all rights of the Director under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Director agrees to be bound by the terms of the Plan and this Award Agreement. The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

13. Entire Agreement. This Award Agreement and the Plan, together with the applicable provisions of the Bonus Opportunity Award Agreement referred to herein, constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 10.1 of the Plan. This Award Agreement may be amended by the Committee from time to time. Any such amendment must be in writing and signed by the Company. Any such amendment that materially and adversely affects the Director’s rights under this Award Agreement requires the consent of the Director in order to be effective with respect to the Award. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14. Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15. Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16. Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington without regard to conflict of law principles thereunder.

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IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Director has hereunto set his or her hand as of             , 2010.

CELL THERAPEUTICS, INC.,
a Washington corporation

By:

Print Name:

Its:

DIRECTOR

Signature

Print Name

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Award Agreement by Cell Therapeutics, Inc., I,                             , the spouse of the Director therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:             , 2010

Signature of Spouse
Print Name

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between Cell Therapeutics, Inc., a Washington corporation (the “Company”), and the individual named below (the “Individual”) dated as of             , 2010, the Individual, hereby sells, assigns and transfers to the Company, an aggregate      shares of Common Stock of the Company, standing in the Individual’s name on the books of the Company and represented by stock certificate number(s)                      to which this instrument is attached, and hereby irrevocably constitutes and appoints                      as his or her attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.

Dated             ,

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Company to exercise its sale/purchase option set forth in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)